UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization	File No.)	Identification No.)

1350 E Arapaho Rd Ste 230, Richardson, Texas 75081

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

NuZee, Inc. (the “Company”), is providing this disclosure under Item 3.02 because, as of November 9, 2023, its unregistered sales of equity securities, in the aggregate, exceeded 5% of the shares of its common stock, par value $0.00001 per share (the “Common Stock”), outstanding as of August 11, 2023.

Private Placement of Shares of Common Stock and Warrants

On November 9, 2023, the Company issued in a private placement to an accredited investor (“Shareholder”) 46,800 shares of Common Stock, together with warrants to purchase a total of approximately 5,200 shares of Common Stock at an exercise price of $2.77 per share (collectively, the “Subscription Shares”) in accordance with the terms of a Subscription Agreement (the “Subscription Agreement”) and common stock purchase warrant (“Warrant Agreement”). The warrants have a five year term and are exercisable upon the six-month anniversary of the original issuance date. The Subscription Shares were issued with a purchase price of $129,636.

The foregoing descriptions of the Subscription Agreement and Warrant Agreement are not complete and are subject to and qualified in their entirety by reference to the Subscription Agreement and Warrant Agreement, which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 4.1, respectively, and the terms of which are incorporated by reference herein.

The Subscription Agreement attached hereto is not intended to provide any other information about the Company or the Shareholder and their respective affiliates. The representations, warranties and covenants contained in the Subscription Agreement were made only for purposes of that agreement, are solely for the benefit of the parties to the Subscription Agreement and may be subject to limitations agreed upon by the contracting parties. Persons other than the parties to the Subscription Agreement should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Subscription Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Subscription Shares issued pursuant to the Subscription Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Common Stock Purchase Warrant.
10.1	Subscription Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: November 15, 2023	By:	/s/ Randell Weaver
	Name:	Randell Weaver
	Title:	Chief Financial Officer